                                                           EXHIBIT 10(a)

Sutherland
 Asbill &                          1275 Pennsylvania Ave., NW
Brennan LLP                        Washington, DC  20004-2415
Attorneys at Law                   Tel: (202) 383-0100
                                   Fax: (202) 637-3593
                                   www.sablaw.com



  STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                                 October 28, 1999
VIA EDGARLINK
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Board of Directors
First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966
New York, NY  10017

Ms. Coleman and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 4 to the registration statement on Form N-4 for the Separate Account NY-B (File No. 333-16501). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth